EXHIBIT 12.2

                PUBLIC SERVICE COMPANY OF OKLAHOMA (CONSOLIDATED)
                       RATIO OF EARNINGS TO FIXED CHARGES
                    FOR THE TWELVE MONTHS ENDED JUNE 30,1999
                            (Thousands Except Ratio)
                                   (Unaudited)



     Operating Income                                 $108,021

     Adjustments:
        Income taxes                                    56,470
        Provision for deferred income taxes             (9,607)
        Deferred investment tax credits                 (1,791)
        Other income and deductions                     (1,698)
        Allowance for borrowed and equity funds
             used during construction                    1,806
                                                    -----------

               Earnings                               $153,201
                                                    ===========


     Fixed Charges:
        Interest on long-term debt                    $ 27,121
        Interest on short-term debt and other            4,320
        Distributions on Trust Preferred Securities      6,000
                                                    -----------

               Fixed Charges                          $ 37,441
                                                    ===========


     Ratio of Earnings to Fixed Charges                 4.09
                                                    ===========